Exhibit 32.2

Certification

In connection with the Annual Report on Form 10-K of Compliance Systems Corporation (the “Company”) for the year ended December 31, 2008 (the “Form 10-K”), I, Barry M. Brookstein, the principal financial officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

(a) The Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and(b) The information contained in the Form 10-Kfairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 15, 2009

/s/ Barry M. Brookstein

Barry M. Brookstein
Chief Financial Officer